EXHIBIT 21.1
ABITIBIBOWATER INC.
SUBSIDIARY LISTING
As of December 31, 2010

Name	Jurisdiction of Incorporation
3239432 Nova Scotia Company	Nova Scotia
9192-8515 Quebec Inc.	Quebec
AbitibiBowater Canada Inc.	Canada
Abitibi-Consolidated Alabama Corporation (1)	Alabama
AbiBow Recycling LLC	Delaware
Abitibi Consolidated Europe	Belgium
Abitibi-Consolidated Hydro Inc.	Canada
AbiBow Canada Inc.	Canada
Abitibi Consolidated Sales LLC	Delaware
ACH Limited Partnership (2)	Manitoba
ACH Calm Lake Inc. (3)	Canada
ACH Fort Frances Inc. (3)	Canada
ACH Iroquois Falls Inc. (3)	Canada
ACH Island Falls Inc. (3)	Canada
ACH Kenora Inc. (3)	Canada
ACH Norman Inc. (3)	Canada
ACH Sturgeon Falls Inc. (3)	Canada
ACH Twin Falls Inc. (3)	Canada
Alabama River Newsprint Company (4)	Alabama
Augusta Newsprint Company (5)	Georgia
Bowater Asia Pte. Ltd.	Singapore
Bowater Canada Finance Corporation (6)	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater Europe Limited	United Kingdom
AbiBow US Inc.	Delaware
Bowater-Korea Ltd.	Korea
Bowater LaHave Corporation	Nova Scotia
Bowater Mersey Paper Company Limited (7)	Nova Scotia
Bowater Newsprint South LLC	Delaware
Bowater Nuway Mid-States Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater South American Holdings Incorporated	Delaware
Bridgewater Paper Leasing Ltd.	United Kingdom
Bridgewater Paper Company Limited (8)	United Kingdom
Calhoun Newsprint Company (9)	Delaware
Donohue Corp.	Delaware
Donohue Malbaie Inc. (10)	Quebec
The International Bridge and Terminal Company	Canada/Special Act
Lake Superior Forest Products Inc.	Delaware
Produits Forestiers Mauricie L.P. (11)	Quebec
Star Lake Hydro Partnership (12)	Newfoundland and Labrador
Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of AbitibiBowater Inc. The names of certain other direct and indirect subsidiaries of AbitibiBowater Inc. have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	Merged into AbiBow US Inc. on January 3, 2011.

(2)	75 percent owned. On February 11, 2011, AbiBow Canada Inc. entered into an agreement to sell its 75% equity interest in ACH Limited Partnership. For additional information, reference is made to Note 29, “Subsequent Events,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	100 percent owned by ACH Limited Partnership.

(4)	Liquidated into AbiBow US Inc. on January 3, 2011.

(5)	52.5 percent owned. On January 13, 2011, Augusta Newsprint Company was converted as a limited liability company under the laws of Delaware and changed its name to Augusta Newsprint Company LLC. On January 14, 2011, Augusta Newsprint Company LLC became a wholly-owned subsidiary of AbitibiBowater Inc. For additional information, reference is made to Note 29, “Subsequent Events,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

(6)	Bowater Canada Finance Corporation filed under the Bankruptcy and Insolvency Act (Canada) and has been dismissed from the CCAA Proceedings and is expected to be dismissed from the Chapter 11 Cases. For additional information, reference is made to Note 22, “Commitments and Contingencies — BCFC Bankruptcy and Insolvency Act filing,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

(7)	51 percent owned.

(8)	Effective February 2, 2010, Bridgewater Paper Company Limited filed for administration pursuant to U.K. insolvency law. For additional information, reference is made to Note 1, “Organization and Basis of Presentation — Bridgewater Administration,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

(9)	51 percent owned.

(10)	51 percent owned.

(11)	93.2 percent owned.

(12)	51 percent owned. On December 16, 2008, the Government of Newfoundland and Labrador passed legislation to, among other things, expropriate all of the long-lived assets, excluding vehicles, of Star Lake Hydro Partnership. For additional information, reference is made to Note 22, “Commitments and Contingencies — Extraordinary loss on expropriation of assets,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.